Exhibit 99.2

VICI PROPERTIES INC. COMPLETES $17.2 BILLION STRATEGIC ACQUISITION OF MGM GROWTH PROPERTIES LLC

– Adds 15 Marquee Assets Expanding Real Estate Portfolio to 43 Class-A Properties –

– Increases Annual Rent by Over $1.0 Billion –

– Diversifies Tenant Base to Eight Best-In-Class Operators –

– Closes on $5.0 Billion of Investment Grade Senior Unsecured Notes –

– Settles the Exchange Offer and Consent Solicitation for Notes Originally Issued by MGP –

NEW YORK, NY – April 29, 2022 – VICI Properties Inc. (NYSE: VICI) (“VICI,” “VICI Properties” or the “Company”), an experiential real estate investment trust, today announced it has closed on the previously announced acquisition of MGM Growth Properties LLC (NYSE: MGP) (“MGP”). Upon completion of the merger, VICI will have an estimated enterprise value of approximately $44.0 billion, firmly solidifying VICI’s position as the largest experiential net lease REIT while also advancing VICI’s strategic goals of portfolio enhancement and diversification.

Simultaneous with the closing of the MGP acquisition, the Company entered into an amended and restated triple-net master lease with MGM Resorts International (NYSE: MGM) (“MGM Resorts” or “MGM”). The MGM master lease, which commences as of today, has an initial term of 25 years, with three 10-year tenant renewal options and an initial total annual rent of $860.0 million. Rent under the MGM master lease escalates at a rate of 2.0% per annum for the first 10 years and thereafter at the greater of 2.0% per annum or the annual increase in the consumer price index (“CPI”), subject to a 3.0% cap. Additionally, the Company retained MGP’s 50.1% ownership stake in the joint venture between MGP and Blackstone Real Estate Income Trust, Inc. (“BREIT JV”), which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay. The BREIT JV lease remained unchanged and provides for current annual base rent of approximately $303.8 million, of which approximately $152.2 million is attributable to our investment in the BREIT JV, and an initial term of 30 years, with two 10-year tenant renewal options. Rent under the BREIT JV lease escalates at a rate of 2.0% per annum for the first 15 years and thereafter at the greater of 2.0% per annum or the annual increase in CPI, subject to a 3.0% cap. On a combined basis, the MGM master lease and BREIT JV lease will deliver initial attributable annual rent to us of approximately $1,012.2 million. The tenant’s obligations under the MGM master lease and BREIT JV lease continue to be guaranteed by MGM.

Key Comments

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Transformative Impact on VICI Portfolio & Economic Scale—Edward Pitoniak, VICI Chief Executive Officer: “The addition of the MGP portfolio, together with the recent closing of our Venetian acquisition, elevates VICI to the top ranks of American 4-wall REITs, making VICI a Top-5 REIT by EBITDA and a Top-10 REIT by enterprise value. We also become the largest owner of hotel and conference real estate in America, within what we believe is the superior transparency and integrity of the Triple Net Lease model. Moreover, among Top 10 American 4-wall REITs, VICI stands out for the Class A quality of our real estate. The VICI team has accomplished a total of $21 billion in closings in the last two months with the lowest G&A cost structure of any of the Top 10 REITS by enterprise value. The productivity of the VICI Team is unmatched.”

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The New MGM – VICI Partnership—Bill Hornbuckle, Chief Executive Officer & President of MGM Resorts International: “The team at VICI has worked collaboratively with MGM to help us unlock significant value from the underlying real estate of our assets. We look forward to continuing our long-term partnership with VICI.”

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Quality of the MGP Portfolio, MGM Operating Excellence, VICI Leadership on the Las Vegas Strip—John Payne, VICI President & Chief Operating Officer: “We are excited to grow our portfolio with the acquisition of 15 of the highest quality Las Vegas and Regional assets in American gaming as well as continue to diversify our tenant base with one of the foremost gaming and entertainment companies in the world, MGM Resorts. VICI now owns ten premier resorts on the Las Vegas Strip, consisting of 1.2 million square feet of gaming space, approximately 40,775 hotel rooms and 5.9 million square feet of meeting and convention space. We continue to believe in the strength of the Las Vegas market, bolstered by a strong post-COVID recovery and robust operator outlook and continued institutionalization of this real estate asset class.”

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Transformative Impact on VICI Balance Sheet & Access to Capital—David Kieske, VICI Executive Vice President & Chief Financial Officer: “Since announcing the MGP transaction, VICI executed the largest REIT common only equity offering ever, repaid all of our outstanding secured debt and achieved an investment grade rating from S&P and Fitch, enabling us to fund the cash portion of this transaction with our $5.0 billion senior notes offering, the largest ever investment grade REIT offering. This is a transformational step in the evolution of our balance sheet management and provides our Company with another source of efficient unsecured long-term capital, further positioning VICI and our best-in-class balance sheet to capitalize on future growth opportunities.”

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VICI’s Ability to Execute Transformative M&A—Samantha Sacks Gallagher, VICI Executive Vice President & General Counsel: “During the past four and a half years since formation, VICI has completed approximately $29.5 billion of M&A and other investment activity, demonstrating our ability to execute on complex transactions and achieve our strategic and growth objectives. With the closing of the MGP acquisition, the VICI Team has further cemented its capability as the partner of choice to finance and execute transformative transactions.”

Financing

Under the terms of the MGP Master Transaction Agreement, MGP stockholders received 1.366 shares of the Company’s newly issued common stock in exchange for each Class A common share of MGP, resulting in the Company issuing approximately 214.5 million shares.

MGM received $43.00 per unit in cash for the redemption of the majority of its MGP OP units, which were converted into units of VICI Properties OP LLC, the Company’s new operating partnership (“VICI OP”), in connection with the closing of the MGP acquisition, for total cash consideration of $4.404 billion. MGM retained approximately 12.2 million VICI OP units following the closing of the MGP acquisition. The MGP Class B share that was held by MGM was cancelled and ceased to exist.

Following the MGP acquisition, the Company has approximately 963.0 million shares of common stock outstanding, representing 98.7% of total outstanding VICI OP units.

The Company also announced today, in connection with the closing of the MGP acquisition, that its subsidiary, VICI Properties L.P., has closed on its public offering of $5.0 billion in aggregate principal amount of senior unsecured notes. The Company used a portion of the net proceeds of the offering to fund the consideration for the redemption of a majority of MGM’s outstanding MGP OP units, which were converted into VICI OP units received by MGM in connection with the closing of the MGP acquisition.

The Company also issued approximately $4.1 billion aggregate principal amount of senior notes in exchange for, and with the same interest rate, maturity date and redemption terms as, notes originally issued by MGP OP pursuant to the settlement of the exchange offers and consent solicitations. Following the settlement of the exchange offers and consent solicitations, approximately $0.1 billion of the MGP OP notes remain outstanding.

Advisors

Morgan Stanley & Co LLC served as lead strategic and financial advisor to VICI Properties on the transaction. Citigroup Global Markets Inc. also acted as financial advisor to VICI Properties. Hogan Lovells US LLP and Kramer Levin Naftalis & Frankel LLP served as legal advisors to VICI Properties.

About VICI Properties

VICI Properties Inc. is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. Following the closing of the MGP acquisition on April 29, 2022, VICI Properties’ national, geographically diverse portfolio consists of 43 gaming facilities comprising over 122 million square feet and features approximately 58,700 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, MGM Resorts International, Penn National Gaming, Inc., and The Venetian Las Vegas. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position (including those stemming from the COVID-19 pandemic and changes in the economic conditions as a result thereof and risks relating to the Company’s pending transactions) are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:

Investors@viciproperties.com

(646) 949-4631

Or

David Kieske

EVP, Chief Financial Officer

DKieske@viciproperties.com

Danny Valoy

Vice President, Finance

DValoy@viciproperties.com